SUB-ITEM 77H

As of December 31, 2006, the following person or entity now owns more than 25% of a fund's voting security.

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PERSON/ENTITY                             FUND                       PERCENTAGE
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Citigroup Global Markets, Inc.                 IRE                        90.9%
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City of CityplaceLeominster Contributory       ILV                        31.5%
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As of December 31, 2006, the following person or entity no longer owns more than
25% of a fund's voting security.

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PERSON/ENTITY                                               FUND

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Fidelity Investments Institutional Operations Co.           ILC

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